SUB-ADVISORY AGREEMENT


         THIS AGREEMENT is made and entered into as of this 1st day of July, 2003, between SECURITY MANAGEMENT COMPANY, LLC (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and MAINSTREAM INVESTMENT ADVISERS, LLC (the "Subadviser"), a Kentucky limited liability company, registered under the Investment Advisers Act.

                                   WITNESSETH:

         WHEREAS, SBL Fund and Security Equity Fund, Kansas corporations, are each registered with the Securities and Exchange Commission (the "Commission") as open-end management investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, SBL Fund is authorized to issue shares of Series Z, a separate series of SBL Fund, and Security Equity Fund is authorized to issue shares of Alpha Opportunity Series, a separate series of Security Equity Fund (Series Z and Alpha Opportunity Series are referred to herein individually as a "Fund" and collectively as the "Funds");

         WHEREAS, each of the Funds has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage its assets;

         WHEREAS, the Advisory Agreements permit the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act;

         WHEREAS, the Adviser desires to retain the Subadviser as subadviser to act as investment adviser for and to manage a portion of each Fund's assets and the Subadviser desires to render such services; and

         WHEREAS, the Adviser shall have the sole discretion to determine the percentage of each Fund's assets to be managed by the Subadviser.

         NOW, THEREFORE, the Adviser and the Subadviser do mutually agree and promise as follows:

         1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage assets of the Funds, subject to the supervision of the Adviser, the Board of Directors of such Fund and the terms of this Agreement, and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the Investments (as defined herein) of the Funds; provided that the Adviser reserves the authority to review, modify or reject Subadviser's investment recommendations with respect to the management of the Funds' Investments.

         2. Duties of Subadviser.

                  (a) Investments. Subject to the instructions of the Adviser from time to time, the Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") to purchase, hold and sell investments for the account of the Fund (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. "Investments" when referred to in this Agreement shall mean those investments included in the portion of each Fund's total assets that Adviser has allocated to Subadviser for management. The Adviser has agreed that it shall increase or decrease the total assets allocated to the Subadviser for management solely as of the first business day of each calendar month, unless otherwise mutually agreed to by the parties. Subject to the instructions of the Adviser from time to time, the Subadviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Adviser, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

                  (b) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the respective Fund's Board of Directors, to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase

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

         and sale of each Fund's Investments with or through, such persons, brokers or dealers as Subadviser may select which may include, to the extent permitted by the Adviser or the respective Fund's Board of Directors, brokers or dealers affiliated with the Subadviser. The Subadviser is also authorized, subject to the supervision of the Adviser and the respective Fund's Board of Directors to negotiate commissions to be paid on such transactions. The Subadviser shall make sales, exchanges, commitments, contracts, investments or reinvestments, or take any action which it deems necessary or desirable in connection with the Investments, in accordance with its own judgment and discretion. Specifically, the Subadviser shall have the authority to purchase, sell, sell short, transfer, deal in or otherwise invest in publicly traded common stocks, convertible bonds, convertible preferred stocks, stock warrants and rights. The Subadviser agrees that in placing such orders for a Fund it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of such Fund, pay brokerage commissions to a broker that provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to such Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with
         Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and


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

         regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund or Funds involved and to such other clients. The Subadviser shall report on such allocations at the request of the Adviser, or the respective Fund's Board of Directors, providing such information as the number of aggregated trades to which a Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades. Subject to the foregoing provisions of this Subsection 2(b) and at the direction of the Adviser or the Fund, the Subadviser may also consider sales of the Funds' shares as a factor in the selection of brokers or dealers for a Fund's portfolio transactions.

                  (c) Securities Transactions. The Subadviser and any affiliated person of the Subadviser shall not purchase securities or other instruments from or sell securities or other instruments to a Fund ("Principal Transactions"); provided, however, the Subadviser may enter into a Principal Transaction with a Fund if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

                  The Subadviser agrees to observe and comply in all material respects with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser with a copy of such Code of Ethics.

                  (d) Books and Records. The Subadviser shall maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder solely with respect to transactions made by it on behalf of the Funds including, without limitation, the books and records required by

         Subsections (b)(1), (5), (6), (7), (9), (10) and (11) and Subsection
         (f) of Rule 31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Funds required by Rule 31a-1 under the Investment Company Act. The Subadviser shall also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the respective Fund and shall be immediately surrendered to the appropriate Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the respective Fund or the Adviser at any time upon reasonable request and notice during any business day.

                  (e) Information Concerning Investments and Subadviser. From time to time as the Adviser or a Fund may reasonably request, the Subadviser shall furnish the requesting party reports on transactions and reports on Investments held in the Fund portfolios, all in such detail as the Adviser or the applicable Fund may reasonably request. From time to time as the Adviser or a Fund may reasonably request, the Subadviser will make available its officers and employees to meet with the Board of Directors of a Fund at the Fund's principal place of business on due notice to review the Investments of the Fund.

                  The Subadviser shall also provide such information as is customarily provided by a subadviser and as may be required for each Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

                  During the term of this Agreement, the Adviser agrees to furnish the Subadviser at its principal office all registration statements, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of each Fund, or the public that refer to the Subadviser for Subadviser's review and approval. The Subadviser shall be deemed to have approved all such materials unless the Subadviser reasonably objects by giving notice to the Adviser in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Subadviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Subadviser, its services and its clients. The Adviser agrees to use its best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Subadviser or its clients in any way are consistent with those materials previously approved by the Subadviser as referenced in this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

                  (f) Custody Arrangements. The Subadviser shall provide each Fund's custodian (the "Custodian"), on each business day, information relating to all transactions made by it on behalf of the Funds.

                  (g) Compliance with Applicable Laws and Governing Documents. In all matters relating to the performance of this Agreement, the Subadviser and its members, officers, partners, employees and interested persons shall act in conformity in all material respects with each Fund's Articles of Incorporation, By-Laws, and currently effective registration statement and with the written instructions and directions of each Fund's Board of Directors and the Adviser, after receipt of such documents from the relevant Fund, and shall comply in all material respects with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act (the "CEA"), the rules thereunder, and all other applicable federal and state laws and regulations.

                  In carrying out its obligations under this Agreement, the Subadviser shall, solely with regard to those matters within its control and based on information available to it (i) invest the assets of the Fund in such a manner that each Fund complies with Section 851(b)(2) and Section 851(b)(3) of Subchapter M of the Code (or any successor provision), and (ii) invest the assets of Series Z of SBL Fund in such a manner that Series Z complies with the diversification provisions of Section 817(h) of the Code (or any successor provision) and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other modifications to
         Section 817 or regulations thereunder. Subadviser shall notify the Adviser immediately upon having a reasonable basis for believing that a Fund has ceased to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code (or any successor or similar provision) or Series Z has ceased to comply with Section 817(h) and, with respect to Section 817(h), shall take all reasonable steps to adequately diversify Series Z so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                  The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) the Articles of Incorporation of each Fund, (ii) the By-Laws of each Fund, (iii) each Fund's registration statement under the Investment Company Act and the Securities Act, as filed with the Commission, and (iv) any written instructions of the respective Fund's Board of Directors and the Adviser. The Subadviser shall not be held responsible for compliance with any document described above unless and until such document has been received by the Subadviser.

                  (h) Voting of Proxies. The Subadviser shall direct the Custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of Investments held by a Fund.

         3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or Adviser in any way or otherwise be deemed an agent of the Funds or Adviser.

         4. Compensation. The Adviser shall pay to the Subadviser an Advisory Fee computed in accordance with Schedule A attached hereto, which fee shall be payable as provided therein. The parties hereby disclaim any obligation on the part of the Funds or their shareholders to pay any portion of the Advisory Fee payable by the Adviser to the Subadviser.

         5. Expenses. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and shall, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its investment management duties under this Agreement without the written approval of the Adviser and the respective Fund's Board of Directors.

         6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser as follows:

                  (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

                  (b) The Subadviser shall immediately notify the Adviser of the existence or occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act;

                  (c) The Subadviser is fully authorized under all applicable law to serve as Subadviser to the Funds and to perform the services described under this Agreement;

                  (d) The Subadviser is a limited liability company duly organized and validly existing under the laws of the State of Kentucky with the power to own and possess its assets and carry on its business as it is now being conducted;

                  (e) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action of the members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

                  (f) This Agreement is a valid and binding agreement of the Subadviser; and

                  (g) The Form ADV of the Subadviser previously provided to the Adviser is accurate and complete in all material respects, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         7. Non-Exclusivity. The services of the Subadviser with respect to the Funds are not deemed to be exclusive, and the Subadviser and its officers shall be free to render investment advisory and administrative or other services to others and to engage in other activities. Nothing in this Agreement shall limit or restrict the Subadviser or any of its officers, managers, members, employees, affiliates or agents from buying, selling or trading in any securities for its or their own account or accounts, except as set forth in Subsection 2(c) herein. The Adviser acknowledges that the Subadviser and its officers, managers, members, employees, affiliates or agents and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of for the Funds. The Adviser agrees that the Subadviser may give advice and take action with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to the Funds, so long as it is the Subadviser's policy, to the extent practical, to allocate investment opportunities to the Funds over a period of time on a fair and equitable basis relative to other clients.

         8. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

                  (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

                  (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity

         Futures Trading Commission (the "CFTC") and the National Futures Association;

                  (c) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

                (d) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                (e) This Agreement is a valid and binding agreement of the Adviser; and

                (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

         9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 8 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. Duty of Care and Indemnification.

                  (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a material breach of its duties hereunder, the Subadviser shall not be subject to any liability to the Adviser, to either Fund, or any of either Fund's shareholders, and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a material breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their respective obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA

                  (b) Indemnification. The Subadviser shall indemnify the Adviser and the Funds, and their respective officers and directors, for any liability and expenses, including reasonable attorneys' fees, which may be sustained by the Adviser, or the Funds, as a result of the Subadviser's willful misfeasance, bad faith, or gross negligence, material breach of its duties hereunder or material violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and partners, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's, or the Funds' willful misfeasance, bad faith, or gross negligence, material breach of its duties hereunder or material violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

         12. Duration and Termination.

                  (a) Duration. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to the Funds, unless it has first been approved by a vote of a majority of those directors of SBL Fund and Security Equity Fund, as applicable, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to each Fund if specifically approved each year by the Board of Directors of the applicable Fund. In addition to the foregoing, each renewal of this Agreement with respect to each Fund must be approved by the vote of a majority of the applicable Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the applicable Fund may request and evaluate, and the Subadviser shall furnish, such information as reasonably may be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

                (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                      (i) By vote of a majority of the Board of Directors of the applicable Fund, or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

                      (ii) By the Adviser upon material breach by the Subadviser of any representation or warranty contained in Section 6 hereof, which shall not have been cured within twenty (20) days of the Subadviser's receipt of written notice of such breach;

                      (iii) By the Adviser immediately upon written notice to
                the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

                      (iv) By the Subadviser upon sixty (60) days' written
                notice to the Adviser and the applicable Fund.

                This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

         13. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

         14. Amendment. This Agreement may be amended in writing by mutual consent of the parties; provided that the terms of each such amendment with respect to a Fund shall be approved by the Board of Directors of the applicable Fund or by a vote of a majority of the outstanding voting securities of the applicable Fund.

         15. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                (a)   If to the Subadviser:

                      Mainstream Investment Advisers, LLC
                      101 W. Spring Street
                      Fourth Floor
                      New Albany, IN 47150
                      Attention: Diane J. Hulls, Director
                      Facsimile: (812) 981-7069

                (b)   If to the Adviser:

                      Security Management Company, LLC
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention: James R. Schmank, President
                      Facsimile: (785) 438-3080

                (c)   If to SBL Fund:

                      SBL Fund
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention:  Amy J. Lee, Secretary
                      Facsimile:  (785) 438-3080

                (d)   If to Security Equity Fund:

                      Security Equity Fund
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention:  Amy J. Lee, Secretary
                      Facsimile:  (785) 438-3080

         16. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Kansas.

         17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

         18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         19. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         20. Definitions. As used herein, "business day" means any customary business day in the United States on which the New York Stock Exchange is open. As used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," and "dealer" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Advisers Act or the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                      MAINSTREAM INVESTMENT ADVISERS, LLC

                                      By:      WILLIAM H. JENKINS
                                               -----------------------------
                                      Name:    William H. Jenkins
                                               -----------------------------
                                      Title:   Manager


                                      Attest:  DIANE J. HULLS
                                               -----------------------------
                                      Name:    Diane J. Hulls
                                               -----------------------------

                                               -----------------------------
                                      Title:   Director


                                      SECURITY MANAGEMENT COMPANY, LLC

                                      By:      JAMES R. SCHMANK
                                               -----------------------------
                                      Name:    James R. Schmank
                                      Title:   President


                                      Attest:  AMY J. LEE
                                               -----------------------------
                                      Name:    Amy J. Lee
                                      Title:   Secretary

                                   SCHEDULE A

                             INVESTMENT ADVISORY FEE

         1. Base Fee. The Adviser shall pay the Subadviser at the end of each calendar month, an advisory fee (the "Base Fee") equal to 2.50%, on an annual basis, of that portion of each Fund's net assets that Adviser has allocated to Subadviser for management ("Subadviser Assets"). The Base Fee shall be determined as of the last day of each calendar month based upon the average of the value of Subadviser Assets as of the close of business on the first business day, and the close of business on the last business day, of each calendar month. If the Subadviser shall serve for less than the whole of any calendar month, the Base Fee shall be calculated on a pro rata basis for the portion of the month for which it has served as Subadviser. The value of the Subadviser Assets shall be determined by valuations made in accordance with each Fund's procedures for calculating its net assets as described in each Fund's current prospectus and/or Statement of Additional Information. During the first 12 months of operations, the management fee will be charged at the Base Fee of 2.50% without any adjustment as discussed in Section 2 below.

         2. Base Fee Adjustment. Beginning in the 13th month of operations, the Base Fee of 2.50% will be adjusted upward or downward on a monthly basis based upon the performance of the Subadviser Assets relative to the performance of the S&P 500 Index (the "Index"). The maximum or minimum adjustment is 1.50% annually. Therefore, the maximum annual fee payable to the Subadviser shall be 4.00% of Subadviser Assets, and the minimum annual fee shall be 1.00% of Subadviser Assets. The pro rata adjustment upward or downward will be determined based upon the performance of the Subadviser Assets in excess of, or below, that of the Index. The amount of any upward adjustment in the Base Fee shall be equal to 1.50% multiplied by the ratio of the number of percentage points by which the performance of the Subadviser Assets exceeds the performance of the Index as compared to 30 percentage points. For example, if the performance of the Subadviser Assets was 6.6% above that of the S&P 500 Index, the ratio would be
6.6 to 30, or 22%, times 1.50%, for an upward adjustment of 0.33%. The amount of any downward adjustment in the Base Fee will be equal to 1.50% multiplied by the ratio of the number of percentage points by which the performance of the Subadviser Assets is less than the performance of the Index as compared to 30 percentage points. For example, if the performance of the Subadviser Assets was 10.0% below that of the S&P 500 Index, the ratio would be 10 to 30, or 33.33%, times 1.50%, for a downward adjustment of 0.50%.

         In determining the Base Fee adjustment, if any, applicable during any month, the Adviser will compare the investment performance of the Subadviser Assets for the twelve-month period ending on the last day of the prior month (the "Performance Period") to the investment record of the Index during the Performance Period. The investment performance of the Subadviser Assets will be determined for each month in the Performance Period by subtracting (i) the value of the Subadviser Assets as of the first business day of the calendar month (including any amounts allocated to the Subadviser Assets as of that date) from
(ii) the value of the Subadviser Assets as of the last business day of the calendar month, expressed as a percentage of (iii) the value of the Subadviser Assets as of the first business day of the calendar month (including any amounts allocated to the Subadviser Assets as of that date). The investment performance for the Performance Period shall be the annualized product of the investment performance for each month in the Performance Period. The investment performance of the Index will be determined by adding together (i) the change in the level of the Index during the Performance Period, and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period, and will be expressed as a percentage of the Index at the beginning of the Performance Period.

         After it determines any Base Fee adjustment, the Adviser will determine the dollar amount of additional fees or fee reductions to be accrued each month by multiplying the Base Fee adjustment by the average Subadviser Assets during the Performance Period and dividing that number by the number of months in the Performance Period. The average Subadviser Assets will be the average of (i) the value of the Subadviser Assets as of the first business day of each calendar month (including any amounts allocated to the Subadviser Assets as of that date), and (ii) the value of the Subadviser Assets as of the last business day of each calendar month (not including any rebalancing), in the Performance Period. The Base Fee, as adjusted, is accrued and paid monthly and shall be prorated in any month for which this Agreement is not in effect for the entire month.

         3. Valuation. For purposes of calculating the compensation to be paid hereunder, the value of the Subadviser Assets shall be computed in the same manner at the end of each business day as the value of the Funds' net assets is computed in connection with the determination of the net asset value of Fund shares as described in the then current registration statement for the applicable Fund. Adviser shall provide Subadviser within three business days of each calendar month end such information as Adviser used to value the Subadviser Assets as of the first and last business day of that calendar month. The parties agree to review the valuation process on or before August 15, 2003 to determine whether there is any material difference in the valuation of the Fund's net assets as determined by Adviser from that determined by Banc of America, the Funds' custodian. In the event that there is a material difference, the parties agree to promptly renegotiate the basis for valuation of the Subadviser Assets for purposes of calculating the compensation to be paid hereunder.

         4. Payment of Fees. All fees due Subadviser shall be remitted by the Adviser within thirty (30) days after the applicable calendar month end and/or Valuation Period.

                                  AMENDMENT TO
                             SUB-ADVISORY AGREEMENT


         This Amendment (the "Amendment") to Sub-Advisory Agreement is made and entered into as of this [18th] day of August, 2008, between SECURITY INVESTORS, LLC (formerly Security Management Company LLC) (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and MAINSTREAM INVESTMENT ADVISERS, LLC (the "Subadviser"), a Kentucky limited liability company, registered under the Investment Advisers Act.

                                   WITNESSETH:

         WHEREAS, the Adviser and Subadviser are parties to a Sub-Advisory Agreement dated July 1, 2003 (the "Agreement") in respect of Series Z of SBL Fund and the Alpha Opportunity Series of Security Equity Fund (Series Z and Alpha Opportunity Series are referred to herein individually as a "Fund" and collectively as the "Funds");

         WHEREAS, the Adviser and Subadviser desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

A. Section 15 of the Agreement is deleted in its entirety and replaced with the following new Section 15:

         15. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

                (a) If to the Subadviser:

                      Mainstream Investment Advisers, LLC
                      101 W. Spring Street
                      Fourth Floor
                      New Albany, IN 47150
                      Attention: Diane J. Hulls, Director
                      Facsimile: (812) 981-7069

                (b) If to the Adviser:

                      Security Investors, LLC
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention: President
                      Facsimile: (785) 438-3080

                (c) If to SBL Fund:

                      SBL Fund
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention:  Secretary
                      Facsimile:  (785) 438-3080

                (d) If to Security Equity Fund:

                      Security Equity Fund
                      One Security Benefit Place
                      Topeka, Kansas 66636-0001
                      Attention:  Secretary
                      Facsimile:  (785) 438-3080

B. Schedule A to the Agreement is deleted in its entirety and replaced with the new Schedule A attached hereto.

C. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. This Amendment and the Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.

                               MAINSTREAM INVESTMENT ADVISERS, LLC

                               By:
                                        ---------------------------------------
                               Name:    ---------------------------------------
                               Title:


                               Attest:
                                        ---------------------------------------
                               Name:
                               Title:


                               SECURITY INVESTORS, LLC

                               By:
                                        ---------------------------------------
                               Name:    Richard M. Goldman
                               Title:   President


                               Attest:
                                        ---------------------------------------
                               Name:    Amy J. Lee
                               Title:   Secretary

                                   SCHEDULE A

                             INVESTMENT ADVISORY FEE

For all services rendered by the Subadviser hereunder, Adviser shall pay to Subadviser a fee (the "Subadvisory Fee") at an annual rate of 1.45% of that portion of each Fund's net assets that the Adviser has allocated to Subadviser for management ("Subadviser Assets").

         For purposes of calculating the compensation to be paid hereunder, the Subadviser Assets shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of each Fund's shares as described in the then current prospectus for the applicable Fund.

         The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than ten (10) business days thereafter. If this Agreement shall be effective for only a portion of a year, then the Subadviser's fee for said year shall be prorated for such portion.